Exhibit 14.13

Our ref:  AABS/60465230/PLSH

June 26, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
USA

Item 16-F To Form 20-F

Dear Sir:

We have read Item 16-F of Form 20-F dated June 26, 2009, of Global Sources Ltd. and are in agreement with the statements contained in the first and third paragraphs of Item 16-F on page 112 therein.  We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP
Singapore

cc:  Global Sources Ltd.

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